PROSPECTUS AND			PRICING SUPPLEMENT NO. 30
PROSPECTUS SUPPLEMENT,		Effective at 12:00 PM ET
each dated January 12, 1999	January 27, 2000
CUSIP: 24422ELT4			Commission File No.: 333-69601
					Filed pursuant to Rule 424(b)(3)


		U.S. $1,715,850,000

	JOHN DEERE CAPITAL CORPORATION

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			Each Feburary 3, August 3,
commencing on August 3, 2000,
and at Maturity

PRINCIPAL AMOUNT:                   $25,000,000

DATE OF ISSUE:				February 1, 2000

MATURITY DATE:				February 3, 2003

INTEREST RATE:				7.40% PER ANNUM

REDEMPTION PROVISIONS:			NONE

PLAN OF DISTRIBUTION:			Banc of America Securities LLC, as agent,
                                    has offered the Senior Notes for
                                    sale at a price of 99.65% of
the aggregate principal
amount of the Senior Notes.




Banc of America Securities LLC